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                                                                    EXHIBIT 99.3

                     CONSENT OF FIRST CAPITAL GROUP, L.L.C.

     We hereby consent to the use of our name and to the description of our opinion letter, dated December 4, 2000, under the caption "Opinion of Prosperity's Financial Advisor" in, and to the inclusion of such opinion letter as Appendix C to the Joint Proxy Statement-Prospectus of Prosperity Bancshares, Inc. and Commercial Bancshares, Inc., which Joint Proxy Statement-Prospectus is part of the Registration Statement on Form S-4 of Prosperity Bancshares, Inc.
By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          /s/ First Capital Group, L.L.C.
                                          ------------------------------------
                                          FIRST CAPITAL GROUP, L.L.C.

Memphis, Tennessee
December 20, 2000